Consolidated Balance Sheets
Crestar Financial Corporation And Subsidiaries

Dollars in thousands, except share data
                                                                                       December 31,
                                                                             -----------------------------
                                                                                    1997              1996
Assets          Cash and due from banks                                      $ 1,175,314       $ 1,105,036
                Securities held to maturity (note 3)                             626,716           967,510
                Securities available for sale (note 4)                         3,839,006         4,318,349
                Money market investments (note 5)                              1,431,790           745,672
                Mortgage loans held for sale                                     964,697           658,838
                Loans (notes 6, 11, 13, 20):
                  Business Loans:
                    Commercial                                                 4,666,505         4,002,574
                    Real estate - income property                              1,254,079         1,242,097
                    Real estate - construction                                   381,413           314,016
                  Consumer Loans:
                    Instalment                                                 4,846,857         4,060,174
                    Bank card                                                  1,153,937         1,422,934
                    Real estate - mortgage                                     3,374,199         3,007,910
                ------------------------------------------------------------------------------------------
                       Total Loans                                            15,676,990        14,049,705
                    Less: Allowance for loan losses (note 7)                    (281,394)         (268,868)
                ------------------------------------------------------------------------------------------
                      Loans - net                                             15,395,596        13,780,837
                ------------------------------------------------------------------------------------------
                Premises and equipment - net (notes 8 and 12)                    486,111           435,316
                Intangible assets - net                                          197,420           180,420
                Foreclosed properties - net (notes 6 and 9)                       25,731            27,515
                Other assets                                                     786,135           642,448
                ------------------------------------------------------------------------------------------
                      Total Assets (note 21)                                 $24,928,516       $22,861,941
==========================================================================================================
Liabilities     Demand deposits                                              $ 3,540,340       $ 3,352,921
                Interest-bearing demand deposits                               6,257,114         5,913,373
                Regular savings deposits                                       1,448,589         1,620,925
                Domestic time deposits                                         4,191,151         4,643,409
                Certificates of deposit $100,000 and over                        932,058           140,582
                ------------------------------------------------------------------------------------------
                      Total deposits                                          16,369,252        15,671,210
                Short-term borrowings (note 11)                                4,789,045         4,116,051
                Other liabilities                                                879,073           435,834
                Long-term debt (note 12)                                         831,383           859,336
                ------------------------------------------------------------------------------------------
                      Total Liabilities (note 21)                             22,868,753        21,082,431
----------------------------------------------------------------------------------------------------------
Shareholders'   Preferred stock. Authorized 2,000,000 shares; none issued              -                 -
Equity          Common stock, $5 par value. Authorized 200,000,000 shares;
                  outstanding 111,420,187 in 1997; 109,869,886 in 1996           557,101           549,350
                Capital surplus                                                  340,623           227,079
                Retained earnings                                              1,162,767         1,024,365
                Net unrealized loss on securities available for sale
                  (notes 4 and 10)                                                  (728)         (21,284)
                ------------------------------------------------------------------------------------------
                      Total Shareholders' Equity (notes 12, 13, and 15)        2,059,763         1,779,510
                Commitments and contingencies (notes 8 and 20)
                ------------------------------------------------------------------------------------------
                      Total Liabilities And Shareholders' Equity             $24,928,516       $22,861,941
=============================================================================================================

See accompanying notes to consolidated financial statements.

Consolidated Statements Of Income
Crestar Financial Corporation And Subsidiaries

In thousands, except per share data                                     Years Ended December 31,
                                                              ---------------------------------------------
                                                                    1997              1996            1995
Income          Interest and fees on loans                    $1,228,108        $1,178,236      $1,181,048
From            Interest on securities held to maturity           43,088            61,770         129,242
Earning         Interest and dividends on securities available
Assets            for sale                                       230,628           242,486         133,290
                Income on money market investments                21,682            17,875          20,178
                Interest on mortgage loans held for sale          52,078            63,012          28,145
                ------------------------------------------------------------------------------------------
                  Total income from earning assets             1,575,584         1,563,379       1,491,903
                ------------------------------------------------------------------------------------------
Interest        Interest-bearing demand deposits                 176,488           171,109         180,600
Expense         Regular savings deposits                          37,997            43,850          51,368
                Domestic time deposits                           212,480           259,971         257,418
                Certificates of deposit $100,000 and over         51,501            27,843           3,915
                ------------------------------------------------------------------------------------------
                  Total interest on deposits                     478,466           502,773         493,301
                Short-term borrowings                            158,819           144,797         133,709
                Long-term debt                                    62,001            49,499          50,038
                ------------------------------------------------------------------------------------------
                  Total interest expense                         699,286           697,069         677,048
----------------------------------------------------------------------------------------------------------
Net Credit      Net Interest Income                              876,298           866,310         814,855
Income          Provision for loan losses (note 7)               108,097            95,890          66,265
                ------------------------------------------------------------------------------------------
                  Net Credit Income                              768,201           770,420         748,590
----------------------------------------------------------------------------------------------------------
Noninterest     Service charges on deposit accounts              126,105           114,249         109,264
Income          Trust and investment advisory income              74,421            65,939          59,841
                Bank card-related income                          41,972            52,088          49,935
                Other income (note 17)                           173,613            97,516         103,095
                Securities gains (losses) (note 4)                 5,328             3,393          (2,067)
                ------------------------------------------------------------------------------------------
                  Total noninterest income                       421,439           333,185         320,068
----------------------------------------------------------------------------------------------------------
Net Credit And Noninterest Income                              1,189,640         1,103,605       1,068,658
----------------------------------------------------------------------------------------------------------
Noninterest     Personnel expense (notes 14, 15 and 16)          390,646           397,448         388,542
Expense         Occupancy expense - net                           60,016            64,450          62,851
                Equipment expense                                 41,400            38,479          37,916
                Other expense (note 18)                          222,195           279,969         228,890
                ------------------------------------------------------------------------------------------
                  Total noninterest expense                      714,257           780,346         718,199
----------------------------------------------------------------------------------------------------------
Net Income      Income before income taxes                       475,383           323,259         350,459
                Income tax expense (note 10)                     165,575           104,988         134,572
                ------------------------------------------------------------------------------------------
                Net income                                     $ 309,808         $ 218,271       $ 215,887
=============================================================================================================
Earnings Per Share
                Basic                                             $ 2.80            $ 1.97          $ 1.95
                Diluted                                             2.77              1.95            1.92
=============================================================================================================
See accompanying notes to consolidated financial statements.

Consolidated Statements Of Cash Flows
Crestar Financial Corporation And Subsidiaries

In thousands                                                             Years Ended December 31,
                                                                ---------------------------------------------
                                                                         1997           1996          1995
Operating       Net Income                                          $ 309,808      $ 218,271     $ 215,887
Activities      Adjustments to reconcile net income to net
                  cash provided (used) by operating activities:
                    Provisions for loan losses, foreclosed
                      properties and other losses                     108,097        100,540        65,068
                    Depreciation and amortization of premises
                      and equipment                                    48,472         46,719        46,948
                    Amortization of intangible assets                  17,147         16,673        15,416
                    Deferred income tax expense (benefit)              13,705         (4,826)        8,363
                    Gain on sale of merchant card processing          (17,325)             -             -
                    Net gain on sales of loans and other assets       (42,189)       (18,739)      (11,561)
                    Origination and purchase of loans held for
                     sale                                          (4,019,616)    (4,204,696)   (2,854,956)
                    Proceeds from sales of loans held for sale      3,714,462      4,234,076     2,392,666
                    Net increase in accrued interest receivable,
                      prepaid expenses and other assets               (71,906)       (56,105)      (13,998)
                    Net increase in accrued interest payable,
                      accrued expenses and other liabilities           50,175         77,350        18,190
                    Other, net                                         16,915          8,434         1,884
                ------------------------------------------------------------------------------------------
                Net cash provided (used) by operating activities      127,745        417,697      (116,093)
----------------------------------------------------------------------------------------------------------
Investing       Proceeds from maturities and calls of securities
Activities        held to maturity                                    354,860        413,760       443,674
                Proceeds from maturities and calls of securities
                  available for sale                                  463,671      2,110,023       550,384
                Proceeds from sales of securities available for
                 sale                                               3,735,373      4,349,327     1,937,661
                Purchases of securities held to maturity              (12,587)      (276,492)      (70,242)
                Purchases of securities available for sale         (3,101,100)    (7,207,722)   (2,709,418)
                Net increase in money market investments             (686,583)      (228,980)      (60,053)
                Principal collected on non-bank subsidiary loans       42,373         71,013        21,636
                Loans originated by non-bank subsidiaries             (88,417)      (286,615)     (164,147)
                Proceeds from sales of loans                          805,662        199,038        73,306
                Net increase in other loans                          (614,871)      (307,758)     (157,961)
                Purchases of premises and equipment                   (98,695)       (72,861)      (57,617)
                Proceeds from sales of foreclosed properties, mortgage
                  servicing rights and merchant card processing        67,141         37,325        64,620
                Purchases of net assets of financial institutions     (11,598)       138,628       144,875
                Purchases of loans and loan portfolios             (1,611,867)             -             -
                Proceeds from sales of branch deposits and premises         -         (7,837)      (91,861)
                Other, net                                            (35,536)       (28,747)      (16,864)
                ------------------------------------------------------------------------------------------
                Net cash used by investing activities                (792,174)    (1,097,898)      (92,007)
----------------------------------------------------------------------------------------------------------
Financing       Net increase (decrease) in demand, interest-bearing
Activities        demand and regular savings deposits                 261,902       (140,758)     (214,450)
                Net increase (decrease) in certificates of deposit    126,326       (626,637)      427,435
                Net increase in short-term borrowings                 570,894      1,297,730       345,552
                Proceeds from issuance of long-term debt                3,389             63         8,626
                Proceeds from issuance of preferred stock by subsidiary     -        200,000             -
                Principal payments on long-term debt                  (69,817)       (65,374)      (82,447)
                Cash dividends paid                                  (130,671)       (98,660)      (87,031)
                Common stock purchased and retired                    (84,845)       (98,823)      (82,144)
                Proceeds from the issuance of common stock             57,693         34,537        30,428
                Other, net                                               (164)        (2,086)            -
                ------------------------------------------------------------------------------------------
                Net cash provided by financing activities             734,707        499,992       345,969
----------------------------------------------------------------------------------------------------------
Cash And        Increase (decrease) in cash and cash equivalents       70,278       (180,209)      137,869
Cash            Cash and cash equivalents at beginning of year      1,105,036      1,285,245     1,147,376
-------------------------------------------------------------------------------------------------------------
Equivalents     Cash and cash equivalents at end of year          $ 1,175,314    $ 1,105,036   $ 1,285,245
=============================================================================================================

Cash and cash equivalents consist of cash and due from banks; see accompanying notes to consolidated financial statements.

Consolidated Statements Of Changes In Shareholders' Equity
Crestar Financial Corporation And Subsidiaries

                                                                                Net Unrealized
                                             Common Stock                       Gain (Loss) On
                                        ------------------                          Securities
                                                              Capital    Retained    Available
In thousands, except per share data     Shares     Amount     Surplus     Earnings   For Sale        Total
Balance, December 31, 1994              54,978   $274,890    $392,169    $ 973,872   $(39,393)  $1,601,538
Net Income                                   -          -           -      215,887          -      215,887
Cash dividends declared on
  common stock ($.875 per share)             -          -           -      (87,031)         -      (87,031)
Change in net unrealized loss on securities
  available for sale (notes 4, 10)           -          -           -            -     52,621       52,621
Common stock purchased and
  retired                               (1,765)    (8,825)          -      (73,319)         -      (82,144)
Common stock issued:
  For acquisition of financial
    institutions                         1,318      6,589      45,973            -          -       52,562
  For dividend reinvestment plan           376      1,881      14,792            -          -       16,673
  For thrift and profit sharing plan       231      1,156       7,967            -          -        9,123
  For other stock compensation plans        10         50         387            -          -          437
  Upon exercise of stock options
    (including tax benefit of $1,290)      234      1,171       4,751            -          -        5,922
-------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995              55,382   $276,912    $466,039   $1,029,409    $13,228   $1,785,588
Net Income                                   -          -           -      218,271          -      218,271
Cash dividends declared on
  common stock ($1.275 per share)            -          -           -     (133,002)         -     (133,002)
Change in net unrealized gain on
  securities available for sale (notes 4, 10)-          -           -            -    (34,512)     (34,512)
Common stock purchased and
  retired                               (1,702)    (8,510)          -      (90,313)         -      (98,823)
Cash paid in lieu of fractional shares      (1)        (8)        (78)           -          -          (86)
Common stock issued:
  For dividend reinvestment plan           357      1,783      17,799            -          -       19,582
  For thrift and profit sharing plan       119        593       6,010            -          -        6,603
  For other stock compensation plans        19         97         868            -          -          965
  For two-for-one split
    in the form of a stock dividend     54,935    274,675    (274,675)           -          -            -
  Upon exercise of stock options
    (including tax benefit of $6,572)      761      3,808      11,116            -          -       14,924
-------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996             109,870   $549,350    $227,079   $1,024,365   $(21,284)  $1,779,510
Net Income                                   -          -           -      309,808          -      309,808
Cash dividends declared on
  common stock ($.87 per share)              -          -           -      (96,329)         -      (96,329)
Change in net unrealized loss on
  securities available for sale (notes 4, 10)-          -           -            -     20,556       20,556
Common stock purchased and
  retired                               (1,954)    (9,768)          -      (75,077)         -      (84,845)
Cash paid in lieu of fractional shares      (5)       (24)       (140)           -          -         (164)
Common stock issued:
  For acquisition of financial
    institution                          1,236      6,179      56,453            -          -       62,632
  For dividend reinvestment plan           733      3,665      25,820            -          -       29,485
  For thrift and profit sharing plan       295      1,474      10,573            -          -       12,047
  For other stock compensation plans        73        364       1,907            -          -        2,271
  Upon exercise of stock options
    (including tax benefit of $8,631)    1,172      5,861      18,931            -          -       24,792
-------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997             111,420   $557,101    $340,623   $1,162,767     $ (728)  $2,059,763
=============================================================================================================
See accompanying notes to consolidated financial statements.

Notes To Consolidated Financial Statements
Crestar Financial Corporation and Subsidiaries


(1) Nature Of Operations, Use Of
Estimates And Accounting Policies
Crestar Financial Corporation and Subsidiaries (Crestar or the Corporation) provide banking and non-banking financial services throughout Virginia, Maryland and Washington, DC, which compose Crestar's primary market area. Through a network of 566 banking locations and 613 automated teller machines, Crestar provides a broad range of banking services, including various types of deposit accounts and instruments, commercial and consumer loans, trust and investment management services, bank credit cards and international banking services. These services are offered through a single bank subsidiary. Other financial services are provided through non-bank subsidiaries. Mortgage loan origination, servicing and wholesale mortgage lending are offered by Crestar Mortgage Corporation, and Crestar Asset Management Company provides asset management investment advisory services. Crestar Insurance Agency, Inc. offers a variety of personal and business insurance products. Crestar Leasing Corporation provides equipment leasing services. Securities brokerage and investment banking services are offered by Crestar Securities Corporation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying footnotes. Actual results could differ from those estimates.

The accounting and reporting policies of Crestar conform to generally accepted accounting principles and to general practice within the banking and financial institutions industry. Certain reclassifications have been made to prior years' consolidated financial statements to conform to the 1997 presentation. The following is a summary of significant policies:

(a) Principles Of Consolidation
The consolidated financial statements of Crestar include the accounts of all wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In the condensed financial statements of Crestar Financial Corporation (Parent), the investments in subsidiaries are stated at equity in the net assets of such subsidiaries (note
19).

On December 31, 1996 Crestar merged with Citizens Bancorp (Citizens), a multi-bank holding company, in a transaction accounted for as a pooling of interests. Accordingly, historical financial data for periods before the merger have been restated to include the combined results of both Crestar and Citizens. Business combinations accounted for as purchases are included only from their respective dates of acquisition. The excess of cost over the estimated fair value of the tangible assets and liabilities acquired is recorded as intangible assets and amortized over the periods estimated to be benefited (generally 15 years).

Assets held in an agency or fiduciary capacity are not assets of Crestar and are not included in the accompanying consolidated balance sheets.

(b) Stock Split
On December 20, 1996, the Corporation's Board of Directors declared a two-for-one split of its common stock in the form of a 100% stock dividend, effective January 24, 1997. Average common shares outstanding and per common share data in the consolidated financial statements have been retroactively adjusted to reflect the common stock split.

(c) Securities
Securities are classified as either securities held to maturity, securities available for sale or trading securities. Securities held to maturity are carried at amortized cost, as the Corporation has the positive intent and ability to hold these securities to maturity. Trading securities are carried at estimated fair value as they are intended to be sold in the near term; trading securities are classified as money market investments on the accompanying consolidated balance sheets. Securities not classified as held to maturity or trading are classified as available for sale. Available for sale securities are stated at estimated fair value, with the unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. Quoted market prices are used to determine estimated fair value.

The amortized cost of securities classified as held to maturity or available for sale is adjusted for amortization of premiums and accretion of discounts to maturity, or earlier call date if appropriate, using the level yield method. Such amortization is included in interest income from securities. Realized gains and losses, and declines in value judged to be other than temporary are included in securities gains (losses) in the accompanying consolidated statements of income. Realized gains and losses are computed using the specific identification method.

(d) Money Market Investments
Money market investments are stated at cost, which approximates market value, except for trading securities, which are carried at market value. Trading securities primarily include U.S. Treasury and municipal debt obligations. Trading securities may include positions in derivative financial instruments such as futures contracts and purchased options. Adjustments to market and trading account gains and losses are classified as other income in the accompanying consolidated statements of income. Trading account interest and dividend income are included in income on money market investments.

(e) Mortgage Loans Held For Sale
Mortgage loans held for sale are carried at the lower of aggregate cost or market value. Adjustments to market and realized gains and losses are classified as other income in the accompanying consolidated statements of income.

(f) Loans
Loans are stated at the principal amounts outstanding net of unearned income. Interest on loans is accrued by multiplying the applicable rates by the principal amounts outstanding.

Interest receipts on nonaccrual loans are recognized as interest revenue or are applied to principal when management believes the ultimate collectibility of principal is in doubt. Generally, business and consumer real estate-mortgage loans are placed in nonaccrual status when principal or interest is 90 days or more past due, or earlier if it is known or expected that interest will not be paid, or full collection of all principal and interest is unlikely, based upon an evaluation of the financial strength of the borrower and the net realizable value of the collateral. Bank card loans are not placed in nonaccrual status, but are generally charged off when past due 180 days. If notification of bankruptcy has been received during the 180 day period, Crestar will seek repayment (reaffirmation) of the bank card loan through applicable bankruptcy laws. Any loan balance not specifically reaffirmed within 60 days of notification of bankruptcy is charged off. Instalment loans are generally placed in nonaccrual status when past due 120 days, with balances not supported by an assessment of collateral charged-off at that time. If well secured, loans may be restructured as to rate, maturity or other terms as determined on an individual credit basis. Past due loans are loans which are delinquent 90 days or more but which are currently not in nonaccrual status based on accounting and collectibility criteria.

Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount is amortized as an adjustment of the related loan's yield. Crestar amortizes these amounts over the contractual life of the related loans or over the commitment period. Foreign activities represent less than 1 percent of total assets, revenues, income before income taxes and net income for all years presented.

(g) Impaired Loans Effective January 1, 1995, Crestar adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114), and No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures" (SFAS 118). In accordance with SFAS 114, impaired loans are measured and reported based on the present value of expected cash flows discounted at the loan's effective interest rate, or at the fair value of the loan's collateral if the loan is deemed "collateral dependent." A valuation allowance is required to the extent that the measure of the impaired loans is less than the recorded investment.

Impaired loans are specifically reviewed loans for which it is probable that the creditor will be unable to collect all amounts due according to the terms of the loan agreement. The specific factors that influence management's judgment in determining when a loan is impaired include evaluation of the financial strength of the borrower and the fair value of the collateral. A specifically reviewed loan is not impaired during a period of "minimum delay" in payment, regardless of the amount of shortfall, if the ultimate collectibility of all amounts due is expected. Crestar defines "minimum delay" as past due less than 90 days.

SFAS 114 does not apply to larger groups of homogeneous loans such as consumer instalment, bank card and real estate mortgage loans, which are collectively evaluated for impairment. Impaired loans are therefore primarily business loans, which include commercial loans and income property and construction real estate loans. Crestar applies the measurement methods described above to these loans on a loan-by-loan basis. Smaller balance populations of business loans, which are not specifically reviewed in accordance with Crestar's normal credit review procedures, are also excluded from the application of SFAS 114. Crestar's impaired loans are nonaccrual loans, as generally loans are placed in nonaccrual status on the earlier of the date that principal or interest amounts are past due 90 days or more, or the date that collection of such amounts is judged uncertain based on evaluation of the financial strength of the borrower and the fair value of the collateral. Restructured loans are impaired loans in the year of restructuring; thereafter, such loans are subject to management's evaluation of impairment based on the restructured terms. Crestar's charge-off policy for impaired loans is consistent with its policy for loan charge-offs to the allowance: impaired loans are charged-off when an impaired loan, or a portion thereof, is considered uncollectible or is transferred to foreclosed properties.

Notes To Consolidated Financial Statements
Crestar Financial Corporation And Subsidiaries

SFAS 118 allows a creditor to use existing methods for recognizing interest income on an impaired loan. Consistent with Crestar's method for nonaccrual loans, interest receipts on impaired loans are recognized as interest income or are applied to principal when the ultimate collectibility of principal is in doubt.

(h) Allowance For Loan Losses
Both the amount of the provision and the level of the allowance for loan losses are effected by many factors, including general economic conditions, actual and expected credit losses, loan performance measures, historical trends and other circumstances, both internal and external. The amount of the provision for loan losses is established based on evaluation of the current level of the allowance. Individual loan-by-loan reviews are performed quarterly on large commercial and real estate exposures in the lower quality risk ratings categories. For the remainder of the portfolio, a formula-based approach is utilized. The formula is designed to cover inherent loss in that portion of the loan portfolio not subject to specific review. The formula may be adjusted for changes in the subjective factors listed above. Loan loss allowances for the consumer loan portfolio are also based on historical and anticipated losses and the current and projected characteristics of the different types of consumer loans. Management's evaluation and resulting provision and allowance decisions are reviewed by the Board of Directors on a quarterly basis.

Loan charge-offs to the allowance are made when a loan, or a portion thereof, is considered uncollectible or is transferred to foreclosed properties.

(i) Premises And Equipment
Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization charges are computed using the straight-line method. Premises and equipment are depreciated over the estimated useful lives of the assets, except for leasehold improvements which are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Certain noncancelable leases have been capitalized and are classified as premises and equipment in the accompanying consolidated balance sheets. Related amounts representing capital lease obligations are classified as long-term debt in the accompanying consolidated balance sheets and are amortized using the interest method to allocate payments between principal and interest. The initial carrying amounts represent the present value of the future rental payments, discounted at the incremental borrowing rate of the lessee. Capital lease assets are amortized over the lease term.

Estimated lives of the principal items of premises and equipment are: 3 to 50 years for buildings and improvements, and 3 to 12 years for furniture, fixtures and equipment. The costs of major renovations are capitalized, while the costs of ordinary maintenance and repairs are expensed as incurred. Interest costs are capitalized based on a rate representative of the Corporation's long term cost of funds and the average balance of construction in progress during the period.


(j) Intangible Assets
Intangible assets consisted of goodwill and deposit based intangibles, having a combined balance of $197,049,000 and $179,993,000 at December 31, 1997 and 1996,
respectively, and favorable lease rights of $371,000 and $427,000, respectively. Accumulated amortization of goodwill was $81,302,000 and $67,174,000 at December 31, 1997 and 1996, respectively. Goodwill is amortized on a straight-line basis over 15 years. Deposit base intangibles are amortized over the estimated lives of the related deposit relationships, ranging from 8 to 15 years.

(k) Capitalized Mortgage Servicing Rights
Mortgage servicing rights are accounted for under the provisions of Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS 125), which became effective January 1, 1997. SFAS 125, which is applied prospectively from its effective date, does not significantly change Crestar's accounting for mortgage loan servicing rights. The cost of mortgage loans sold, with servicing rights retained, is allocated between the loans and the servicing rights based on their estimated fair values at time of loan sale. The estimated fair value of mortgage servicing rights is determined by reference to recent trades of comparable servicing rights, or is determined based on expected future cash flows discounted at an interest rate commensurate with the servicing risks involved.

For the purpose of evaluating and measuring impairment, capitalized mortgage servicing rights are stratified according to the predominant risk characteristics of the underlying loans. Impairment is recognized through a valuation allowance for each stratum based on any excess of the amount capitalized, net of amortization, over fair value. Fair value in excess of the amount capitalized, net of amortization, is not recognized. Crestar performs an impairment analysis based on whether the mortgage servicing rights relate to conventional or government guaranteed residential mortgage loans, fixed or floating rate residential mortgage loans, and loans stratified between below market rates and all other interest rates.

Capitalized mortgage servicing rights of $63,864,000 and $53,392,000 at December 31, 1997 and 1996, respectively, were included in other assets in the accompanying consolidated balance sheets. Mortgage servicing rights of $50 million and $38 million were purchased or originated during 1997 and 1996, respectively. At December 31, 1997, capitalized mortgage servicing rights were net of a related valuation allowance of $538,000. The activity in such valuation allowance, which was unchanged from December 31, 1996 had a balance of $456,000 at December 31, 1995, was not material to the consolidated financial statements for 1997, 1996 and 1995. The fair value of capitalized mortgage servicing rights was approximately $89 million at December 31, 1997. Such fair value was estimated using a discounted cash flow method, with discount rates based on secondary market sources, adjusted for prepayment estimates and differences in serving and credit costs. Amortization expense for capitalized mortgage servicing rights totaled $13.1 million, $10.2 million and $6.7 million in 1997, 1996 and 1995, respectively.

(l) Foreclosed Properties
Property acquired through legal foreclosure proceedings, abandonment of the property, acceptance of deed in lieu of foreclosure or transfer in exchange for an outstanding loan is initially recorded at estimated fair value less estimated selling costs at the date of foreclosure, establishing a new cost basis. At the time of foreclosure, any excess of cost over the estimated fair value is charged to the allowance for loan losses, and estimated selling costs are expensed as foreclosed properties expense. After foreclosure, valuations are routinely performed by management and the property is carried at the lower of cost or fair value less estimated selling costs. Write-downs are charged against any applicable foreclosed property valuation allowance or current earnings.

(m) Income Taxes
The Parent and its subsidiaries file a consolidated federal income tax return. The provision for income taxes for each company is recorded on the basis of filing separate income tax returns, after adjustments relating to consolidated income tax regulations and signed tax sharing agreements. Income taxes currently payable or receivable by each subsidiary are paid to or received from the Parent.

The Corporation records a provision for income taxes based on the amounts of current and deferred taxes payable (or refundable) for the year. The deferred tax expense or benefit represents the change in the net deferred tax asset or liability during the period. Deferred tax assets and liabilities are recognized for the tax effects of differing carrying values of assets and liabilities for tax and financial statement reporting purposes that will reverse in future periods.

(n) Shareholders' Equity
During December 1996, the Corporation's Board of Directors increased the common stock authorization from 100,000,000 to 200,000,000 shares.

During 1997, 1996 and 1995 the Corporation purchased and retired 1,954,000, 3,404,000 and 3,530,200 shares of common stock at an average cost of $43.43, $29.03 and $23.27 per share, respectively. No shares were beneficially owned by a subsidiary.

(o) Earnings Per Share
Effective December 31, 1997 Crestar adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." This Statement supersedes APB Opinion No. 15 (Opinion 15), "Earnings Per Share," and replaces the presentation of primary earnings per share (EPS) with a presentation of basic EPS. SFAS 128 requires dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Contingently issuable shares are included in the computation of basic EPS as of the date that all necessary conditions have been satisfied. Diluted EPS reflects the potential dilution that could occur if options to issue common stock were exercised. Contingently issuable shares are included in the computation of diluted EPS based on the number of shares, if any, that would be issuable if the end of the reporting period were the end of the contingency period. Diluted EPS is computed similarly to fully diluted EPS pursuant to Opinion 15. All prior-period EPS data has been restated to reflect the provisions of SFAS 128.

Average common and common equivalent shares used in the determination of earnings per share were:

==================================================
In thousands              1997       1996     1995
--------------------------------------------------
Weighted average
  common shares        110,591    110,537  110,986
Basic shares
  contingently issuable     27         23        -
--------------------------------------------------
Basic common
  shares               110,618    110,560  110,986
Dilutive shares
  contingently issuable     35         71        -
Dilutive stock
  options                1,276      1,406    1,446
--------------------------------------------------
Diluted common
  shares               111,929    112,037  112,432

(p) Fee Revenue
Crestar generally records mortgage loan servicing income as payments are collected, based on a percentage of the principal balance of loans serviced. Loan servicing expenses are charged to operations when incurred. Trust and investment advisory revenues are recorded on an accrual basis, with income recognized when earned. Fee income from matched swap, cap and floor arrangements for which Crestar serves as a financial intermediary is recognized over the lives of the related agreements and is classified as other income in the consolidated statements of income.

(q) Risk Management Instruments
Interest rate swaps, caps and floors used to achieve interest rate risk management objectives are accounted for in a manner consistent with the accounting basis of the related asset or liability. An instrument designated to hedge an asset or liability carried at historical cost is accounted for on an accrual basis, whereby the interest income or expense of the related asset or liability is adjusted for the net amount of any interest receivable or payable generated by the hedging instrument during the reporting period. For such instruments, no amounts other than any accrued interest receivable or payable, or any deferred premiums paid, are included in the accompanying consolidated balance sheets.

Interest rate swaps involve the exchange of payments between counterparties based on the interest differential between a fixed and a floating interest rate applied to a notional balance. Under accrual accounting, this interest differential is recognized as an adjustment to the interest income or expense of the related asset or liability in the accompanying statements of income. In exchange for a premium paid, purchased interest rate caps and floors provide for a payment to Crestar based on the difference between an index interest rate and the contractual cap or floor rate. Under accrual accounting, this payment is recognized as an increase to the interest income or as a decrease to the interest expense of the related asset or liability, respectively. The premium paid for interest rate caps or floors is amortized over the life of the instrument as a decrease to the interest income or as an increase to the interest expense of the related asset or liability, respectively.

To qualify for accrual accounting, these derivative instruments are required to meet an identified risk management objective, to be designated to specific pools of assets or liabilities in the consolidated balance sheets, and to have underlying indices that highly correlate (i.e., move concurrently and are of the same relative duration) with the indices of the designated assets or liabilities. In addition to establishing expected index and balance correlation at inception, management performs a periodic assessment to demonstrate ongoing correlation. Should these derivative instruments fail to meet the accrual criteria at inception or over the life of the instruments, the instruments would be marked to market as trading securities (note 1(c)). Crestar has had no derivative instruments used for risk management purposes which have failed to meet accrual criteria over the life of the instruments.

Upon early termination of derivative instruments which otherwise meet accrual criteria, the net proceeds received or paid are deferred, if material, and amortized to the interest income or expense of the related asset or liability over the lesser of the remaining contractual life of the instrument or the maturity of the related asset or liability. At December 31, 1997 Crestar had a deferred gain of $4.2 million included in other assets in the accompanying consolidated balance sheets arising from the early termination of interest rate floors in the fourth quarter of 1997. At termination, such floors qualified for accrual accounting and had a weighted-average remaining maturity of approximately 3.4 years, which represents the amortization period of the resulting deferred gain. Approximately 47% of this deferred gain is being amortized as an increase to interest income on real estate mortgage loans:
approximately 53% is being amortized as a reduction of interest expense on domestic time deposits. At December 31, 1996 there were no deferred gains or losses in the accompanying consolidated balance sheets arising from the early termination of instruments otherwise qualifying for accrual accounting.

Forward contracts are used to hedge interest rate exposure on mortgage loan commitments and mortgage loans held for sale. Unrealized gains and losses on the contracts are included in the cost basis used in adjusting the carrying value of mortgage loans held for sale to the lower of cost or market value. Realized gains and losses and adjustments to the lower of cost or market value are included in mortgage loan origination income in the accompanying consolidated statements of income.

(r) Retirement, Postretirement
And Postemployment Benefits
Substantially all employees are covered by a pension plan. The net periodic pension expense includes a service cost component, a component reflecting the actual return on plan assets, an interest cost component, and the effect of deferring and amortizing certain actuarial gains and losses and the unrecognized net transition asset over 15 years. Costs of retiree benefits other than pensions are accrued in a manner similar to pension costs.

(2) Mergers And Acquisitions
On November 13, 1997, Crestar acquired American National Bancorp, Inc. (American National) for a purchase price of $14 million in cash and 1.236 million shares of common stock having a combined value of $77 million. American National, which operated American National Savings Bank with headquarters in Baltimore, Maryland, had approximately $500 million in assets, $340 million in loans and $310 million in deposits at date of acquisition. The excess of cost over the estimated fair value of the tangible net assets acquired was approximately $33 million. The acquisition of American National was accounted for as a purchase and, accordingly, the results of operations since the date of acquisition are included in the accompanying consolidated financial statements. The results of operations of American National for the periods prior to the purchase were not material to the results of Crestar.



On December 31, 1996 Crestar merged with Citizens Bancorp (Citizens), a bank holding company based in Laurel, Maryland, in a transaction accounted for as a pooling of interests business combination. Accordingly, historical financial data for periods before the merger have been restated to include the combined results of both Crestar and Citizens. Approximately 25.3 million shares of common stock were issued by Crestar to the former shareholders of Citizens. Citizens had total assets of approximately $4.1 billion at the date of acquisition. Excluding the impact of $32.5 million (after-tax) in merger related expenses, Citizens had net income of $43.4 million, and Crestar had net income of $207.4 million, on a pre-merger basis for the year ended December 31, 1996. Net interest income for the year ended December 31, 1996, on a pre-merger basis, was $142.3 million for Citizens and $724.0 million for Crestar.

Net interest income, net income and net income per share amounts for Crestar and Citizens for the year ended December 31, 1995, prior to restatement for the pooling of interests merger, are presented below:

====================================================
In millions, except per share amounts
Year ended December 31,1995

Crestar Financial Corporation
  Net interest income                        $679.4
  Net income                                  179.8
  Net income per common share                  2.06

Citizens Bancorp                              135.5
  Net income                                   36.1
 Net income per
    Citizens common share                      2.40

Combined Crestar
  Financial Corporation
    Net interest income                       814.9
    Net income                                215.9
    Net income per diluted
      common share                             1.92
=====================================================

On December 31, 1995 Crestar merged with Loyola Capital Corporation (Loyola), a savings bank holding company based in Baltimore, Maryland. The merger with Loyola was also accounted for as pooling of interests business combination, and historical financial data for periods before the merger were restated at that time to include the combined results of Crestar and Loyola. Approximately 10.4 million shares of common stock were issued by Crestar to the former shareholders of Loyola. Loyola had total assets of approximately $2.5 billion at the date of merger. Excluding the impact of $29.3 million (after-tax) in merger related expenses, and the subsequent restatement of results for the Citizens pooling of interests merger, Loyola had net income of approximately $19.1 million and Crestar had net income of approximately $189.9 million, on a pre-merger basis, for the year ended December 31, 1995. Net interest income for the year ended December 31, 1995, on a pre-merger basis, was $71.3 million for Loyola and $608.1 million for Crestar.

Notes To Consolidated Financial Statements
Crestar Financial Corporation And Subsidiaries


(3) Securities Held To Maturity
The amortized cost (carrying values) and estimated fair values of securities held to maturity at December 31 follow:

=============================================================================================================
                                                      Amortized      Unrealized   Unrealized        Market
In thousands                                                Cost          Gains       Losses         Value
1997
U.S. Treasury and Federal agencies                     $197,006         $1,045         $ 727      $197,324
Mortgage-backed obligations of Federal agencies         380,207          4,523         1,241       383,489
Other taxable securities                                  2,938              4             7         2,935
States and political subdivisions                        46,565          1,206            28        47,743
----------------------------------------------------------------------------------------------------------
  Total                                                $626,716         $6,778        $2,003      $631,491
----------------------------------------------------------------------------------------------------------
1996
U.S. Treasury and Federal agencies                     $237,942           $733        $2,300      $236,375
Mortgage-backed obligations of Federal agencies         638,843          3,529         3,602       638,770
Other taxable securities                                 13,119             37            11        13,145
States and political subdivisions                        77,606          1,018           164        78,460
----------------------------------------------------------------------------------------------------------
  Total                                                $967,510         $5,317        $6,077      $966,750
==========================================================================================================

The stated  maturities  of  securities  held to maturity  at  December  31, 1997 follow:
==========================================================================================================
                                                                                   Amortized        Market
In thousands                                                                            Cost         Value
Due in one year or less                                                             $105,070      $104,779
Due after one year through five years                                                122,506       123,733
Due after five years through ten years                                               155,498       157,662
Due after ten years                                                                  243,642       245,317
----------------------------------------------------------------------------------------------------------
  Total                                                                             $626,716      $631,491
==========================================================================================================

At December 31, 1997 and 1996 securities held to maturity with an aggregate carrying value of $572.7 million and $418.5 million, respectively, were pledged to secure deposits and for other purposes.


(4) Securities Available For Sale
The amortized cost and estimated fair values (carrying values) of securities available for sale at December 31 follow:

===========================================================================================================
                                                      Amortized     Unrealized    Unrealized        Market
In thousands                                               Cost          Gains        Losses         Value
1997
U.S. Treasury and Federal agencies                    $ 217,241          $ 938       $ 1,063     $ 217,116
Mortgage-backed obligations of Federal agencies       2,594,911         11,946        17,667     2,589,190
Other taxable securities                                785,872          3,962         1,000       788,834
Common and preferred stocks                             242,566          1,300             -       243,866
-----------------------------------------------------------------------------------------------------------
  Total                                              $3,840,590        $18,146       $19,730    $3,839,006
-----------------------------------------------------------------------------------------------------------
1996
U.S. Treasury and Federal agencies                    $ 823,118          $ 203       $ 5,141     $ 818,180
Mortgage-backed obligations of Federal agencies       2,849,724         12,310        39,808     2,822,226
Other taxable securities                                468,094          1,953         2,347       467,700
Common and preferred stocks                             210,203             40             -       210,243
-----------------------------------------------------------------------------------------------------------
  Total                                              $4,351,139        $14,506       $47,296    $4,318,349
===========================================================================================================

The stated maturities of securities available for sale at December 31, 1997 follow:

===========================================================================================================
                                                                                   Amortized        Market
In thousands                                                                            Cost         Value
Due in one year or less                                                            $ 285,563     $ 286,479
Due after one year through five years                                                473,157       471,280
Due after five years through ten years                                             1,052,443     1,057,073
Due after ten years                                                                1,786,861     1,780,308
-----------------------------------------------------------------------------------------------------------
                                                                                   3,598,024     3,595,140
Common and preferred stocks                                                          242,566       243,866
-----------------------------------------------------------------------------------------------------------
  Total                                                                           $3,840,590    $3,839,006
===========================================================================================================

At December 31, 1997 and 1996, securities available for sale with an aggregate carrying value of $1.8 billion and $1.9 billion, respectively, were pledged to secure deposits and for other purposes.

Proceeds from sales of securities available for sale were $3.7 billion in 1997, $4.3 billion in 1996 and $1.9 billion in 1995. Gross gains of approximately $9.9 million, $12.7 and $5.3 million and gross losses of approximately $4.6 million, $9.3 million and $7.4 million were realized on such sales during 1997, 1996 and 1995, respectively.

(5) Money Market Investments
Money market investments at December 31 included:

==========================================================================================================
In thousands                                                                            1997          1996
Federal funds sold                                                                 $ 257,440      $178,120
Securities purchased under agreements to resell                                      990,000       417,000
Time deposits                                                                        150,042       125,041
U.S. Treasury                                                                          8,363         5,802
Trading account securities                                                             6,839         7,563
Other                                                                                 19,106        12,146
----------------------------------------------------------------------------------------------------------
  Total money market investments                                                  $1,431,790      $745,672
==========================================================================================================

(6) Nonperforming Assets And Impaired Loans
Nonperforming assets at December 31 are shown below. Nonperforming assets include nonaccrual loans, loans which meet the accounting definition of a troubled debt restructuring (restructured loans) and foreclosed properties. Loans that are both (a) past due 90 days or more and (b) not deemed nonaccrual due to an assessment of collectibility are specifically excluded from the definition of nonperforming assets. Such accruing loans past due 90 days or more, excluded from the amounts shown below, totaled $68.3 million and $71.9 million at December 31, 1997 and 1996, respectively.

========================================================================
In thousands                                         1997          1996
Nonaccrual loans                                  $60,500      $ 81,443
Foreclosed properties - net                        25,731        27,515
------------------------------------------------------------------------
  Total nonperforming assets                      $86,231      $108,958
========================================================================
Average nonperforming loans for the year          $66,400      $ 82,700
========================================================================
Average nonperforming assets for the year         $95,200      $117,700
========================================================================

Notes To Consolidated Financial Statements
Crestar Financial Corporation And Subsidiaries

Transfers from nonaccrual loans to foreclosed properties (non-cash additions) were $8.4 million, $7.9 million and $14.6 million in 1997, 1996 and 1995, respectively. At December 31, 1997 and 1996 loans accounted for as restructured loans, included in nonaccrual loans, totaled $1.2 million and $17.4 million, respectively. Nonaccrual loans are classified as loans in the accompanying consolidated balance sheets.

The aggregate recorded investment in nonperforming loans outstanding at December 31, 1997, 1996 and 1995, the pro forma interest income that would have been earned in 1997, 1996 and 1995 if such loans had not been classified as nonperforming, and the amount of interest income actually included in net interest income for such years follows:

=============================================================================================================
   In thousands                                      Nonperforming Loan Category
                              -------------------------------------------------------------------------------
                                           Real Estate-     Real Estate-
1997                         Commercial Income Property     Construction        All Other            Total
Recorded investment             $11,247          $6,412          $14,239          $28,602          $60,500
Pro forma interest                5,510           3,331            1,350              286           10,477
Interest earned                     166               -                -               87              253
-------------------------------------------------------------------------------------------------------------
1996
Recorded investment             $20,348         $22,624          $10,368          $28,103          $81,443
Pro forma interest                4,460           3,621            1,412              258            9,751
Interest earned                     279             583                -               38              900
-------------------------------------------------------------------------------------------------------------
1995
Recorded investment             $29,714         $28,366          $ 6,096          $25,808          $89,984
Pro forma interest                6,411           6,059            1,206            1,255           14,931
Interest earned                      58             240                7              221              526
=============================================================================================================

Included in Crestar's nonperforming loans above are certain impaired loans. Impaired loans and the allocated valuation allowance at December 31, 1997 and 1996 were $14.2 million with an allowance of $3.0 million and $29.8 million with an allowance of $5.4 million, respectively. All impaired loans had an allocated valuation allowance at December 31, 1997 and 1996. The allocated valuation allowance for impaired loans, and activity related thereto, is included in the allowance for loan losses (note 7).

Collateral dependent loans, which were measured at the fair value of the collateral, constituted 100% of impaired loans at December 31, 1997 and 1996. The average recorded investment in impaired loans for the years ended December 31, 1997, 1996 and 1995 was $16.3 million, $34.4 million and $37.6 million, respectively. There was no material interest income recognized on impaired loans in 1997, 1996 and 1995.

(7) Allowance For Loan Losses
Transactions in the allowance for loan losses for the years ended December 31 were:

============================================================================================================
In thousands                                                              1997          1996          1995
Beginning balance                                                     $268,868      $274,430      $265,171
------------------------------------------------------------------------------------------------------------
Charge-offs                                                           (129,773)     (132,085)      (96,801)
Recoveries                                                              30,094        31,521        31,442
------------------------------------------------------------------------------------------------------------
  Net charge-offs                                                      (99,679)     (100,564)      (65,359)
Provision for loan losses                                              108,097        95,890        66,265
Allowance from acquisitions and other activity - net                     4,108          (888)        8,353
------------------------------------------------------------------------------------------------------------
  Net increase (decrease)                                               12,526        (5,562)        9,259
------------------------------------------------------------------------------------------------------------
Ending balance                                                        $281,394      $268,868      $274,430
============================================================================================================

(8) Premises And Equipment
Premises and equipment at December 31 included:
=====================================================
   In thousands                    1997       1996
Land                           $ 64,646   $ 67,136
Buildings and improvements      372,305    386,215
Furniture, fixtures and
  equipment                     286,541    331,655
Capitalized leases
  Land and buildings              2,869      1,942
  Equipment                           -          -
Less: Accumulated deprecia-
  tion and amortization        (346,468)  (399,311)
-----------------------------------------------------
                                379,893    387,637
Construction in progress        106,218     47,679
-----------------------------------------------------
  Total premises and
    equipment - net            $486,111   $435,316
=====================================================

At December 31, 1997, future minimum lease payments under noncancelable capital and operating leases that have an initial term in excess of one year follow:

===================================================
                              Operating    Capital
In thousands                     Leases     Leases
1998                           $ 25,722      $ 885
1999                             22,071        350
2000                             17,708        337
2001                             13,934        321
2002                              9,684        249
Later years                      43,096        616
---------------------------------------------------
Total minimum lease
  payments                     $132,215     $2,758
Imputed interest (rates
  of 8 1/8 - 14 3/8%)                       (1,010)
---------------------------------------------------
Present value of net
  minimum lease payments
  (included in long-term debt)              $1,748
===================================================

Total minimum lease payments included in the preceding table have not been reduced by future minimum sublease rentals of $705,000.

Crestar owns and, along with its subsidiaries, is the principal tenant of the corporate headquarters building in Richmond, Virginia, the Crestar Mortgage Corporation headquarters building in Richmond, an operations center in Richmond, and regional office buildings in Roanoke and Norfolk, Virginia, Washington, DC, and Baltimore, Maryland. At December 31, 1997, Crestar had 566 banking locations, of which approximately 55% were owned facilities with the remainder as leased properties. Management considers these properties suitable and adequate for current operations.

During 1997, 1996 and 1995, Crestar capitalized interest of $3.1 million, $485,000, and $1.4 million, respectively, associated with construction in progress. Such capitalized interest is included as a reduction of interest expense on short-term borrowings in the consolidated statements of income. Lease expense relating to both cancelable and noncancelable operating lease agreements (including month-to-month rental agreements) is shown below. Customarily, these leases provide that the lessee pay taxes, maintenance, insurance and certain other operating expenses applicable to the leased property.

===================================================
   In thousands           1997      1996      1995

Buildings              $26,815   $25,867   $26,414
Equipment                2,394     4,699     4,172
  Total lease expense  $29,209   $30,566   $30,586
===================================================

Notes To Consolidated Financial Statements
Crestar Financial Corporation And Subsidiaries

(9) Allowance For Foreclosed Properties

Transactions in the allowance for losses on foreclosed properties for the years ended December 31 were:

==========================================================================================================
   In thousands                                                           1997          1996          1995
Beginning balance                                                      $18,449       $13,574       $22,463
----------------------------------------------------------------------------------------------------------
Provision for foreclosed properties                                          -         6,550        (2,119)
Write-downs                                                             (5,359)       (1,204)       (9,464)
Allowance from acquisitions - net                                          101          (471)        2,694
----------------------------------------------------------------------------------------------------------
  Net increase (decrease)                                               (5,258)        4,875        (8,889)
----------------------------------------------------------------------------------------------------------
Ending balance                                                         $13,191       $18,449       $13,574
==========================================================================================================

(10) Income Taxes
The current and deferred components of income tax expense allocated to continuing operations for the years ended December 31 in the accompanying consolidated statements of income were:

==========================================================================================================
In thousands                                                              1997          1996          1995
Current:
  Federal                                                             $145,790      $107,402      $118,226
  State and local                                                        6,080         2,412         7,983
----------------------------------------------------------------------------------------------------------
    Total current tax expense                                          151,870       109,814       126,209
----------------------------------------------------------------------------------------------------------
Deferred:
  Federal                                                               10,832        (6,290)        6,391
  State and local                                                        2,873         1,464         1,972
----------------------------------------------------------------------------------------------------------
    Total deferred tax expense (benefit)                                13,705        (4,826)        8,363
----------------------------------------------------------------------------------------------------------
Total income tax expense                                              $165,575      $104,988      $134,572
==========================================================================================================

In addition to the state and local income tax expense above, Crestar incurred Virginia bank franchise tax expense of $5.5 million, $6.1 million and $3.9 million in 1997, 1996 and 1995, respectively. This tax is imposed on banks in Virginia in lieu of income and personal property taxes. Crestar remits 80% of this tax to the Virginia municipalities in which it does business and the remaining 20% to the Commonwealth of Virginia.

The differences between the amounts computed by applying the statutory federal income tax rate to income before income taxes and the actual income tax expense allocated to operations for the years ended December 31 were:

==========================================================================================================
In thousands                                          1997                  1996                 1995
                                             -----------------      ------------------     ---------------
                                                 Amount      %         Amount      %        Amount       %
Income before income taxes                     $475,383              $323,259             $350,459
----------------------------------------------------------------------------------------------------------
Tax expense at statutory rate                   166,384   35.0        113,141   35.0       122,661    35.0
----------------------------------------------------------------------------------------------------------
Increase (decrease) in taxes resulting from:
  Allowance for loan loss recapture                   -     .-         (8,694)  (2.6)        8,694     2.6
  Tax-exempt interest and dividends              (8,016)  (1.7)        (7,314)  (2.3)       (8,047)   (2.3)
  Nondeductible interest expense                  1,841     .4          1,079     .3           807      .2
  Amortization of goodwill                        4,214     .9          4,146    1.3         3,928     1.1
  State income taxes                              5,820    1.2          1,866     .6         7,138     2.0
  Other - net                                    (4,668)  (1.0)           764     .2          (609)    (.2)
----------------------------------------------------------------------------------------------------------
    Total increase (decrease) in taxes             (809)   (.2)        (8,153)  (2.5)       11,911     3.4
----------------------------------------------------------------------------------------------------------
Total income tax expense                       $165,575   34.8       $104,988   32.5      $134,572    38.4
==========================================================================================================

The Corporation made income tax payments of $151.5, $114.1 million and $105.3 million during 1997, 1996 and 1995, respectively.

The sources and tax effects of temporary differences that gave rise to significant portions of deferred income tax assets (liabilities) at December 31 were:

==========================================================================================================
   In thousands                                                                         1997         1996
Deferred income tax assets:
  Allowance for loan losses                                                         $ 95,979      $ 85,797
  Intangible assets                                                                   19,670        16,211
  Compensation and employee benefits                                                  33,492        28,568
  Unrealized loss on securities available for sale                                       236        11,484
  Other                                                                               12,304         9,692
--------------------------------------------------------------------------------------------------------------
    Total deferred income tax assets                                                 161,681       151,752
--------------------------------------------------------------------------------------------------------------
Deferred income tax liabilities:
  Premises and equipment                                                             (13,856)      (15,543)
  Loans                                                                              (12,324)       (5,091)
  Mortgage servicing                                                                 (11,953)       (9,462)
  Other                                                                               (4,142)       (4,697)
--------------------------------------------------------------------------------------------------------------
    Total deferred income tax liabilities                                            (42,275)      (34,793)
--------------------------------------------------------------------------------------------------------------
    Net deferred income tax asset                                                   $119,406      $116,959
==============================================================================================================

The net deferred income tax asset is included in other assets in the accompanying consolidated balance sheets. There was no valuation allowance relating to the net deferred tax asset at December 31, 1997 and 1996. Crestar has sufficient taxable income in the available carryback periods to realize all of its deferred income tax assets.

(11) Short-Term Borrowings
Short-term borrowings outstanding as of December 31 and their weighted average interest rates were:

===============================================================================================================
   In thousands                              1997                     1996                     1995
                                     --------------------     -------------------      ------------------------
                                         Amount     Rate          Amount     Rate          Amount     Rate
Federal funds purchased              $1,709,698     6.12%     $2,277,338     6.29%     $1,486,553     5.46%
Securities sold under repurchase
  agreements                            868,233     5.59         888,281     5.58         725,104     5.19
Federal Home Loan Bank borrowings       938,500     5.88         525,000     5.50         427,200     5.83
Term Federal funds purchased            675,000     5.75         175,000     5.41          50,000     5.41
U.S. Treasury demand notes              335,164     5.59               -        -               -       -
Notes payable                           260,225     5.30         248,194     5.26         181,125     4.92
  Other                                   2,225     5.14           2,238     6.23           1,539     2.91
---------------------------------------------------------------------------------------------------------------
  Total short-term borrowings        $4,789,045               $4,116,051               $2,871,521
===============================================================================================================

Federal funds purchased mature daily. Securities sold under repurchase agreements are due upon demand. Short-term Federal Home Loan Bank borrowings all mature within 365 days, with the majority maturing within one month. Term Federal funds purchased mature within 180 days. U.S. Treasury demand notes mature daily. Notes payable are due upon demand.

The Corporation is required to maintain as collateral for its Federal Home Loan Bank borrowings, including those classified as long-term obligations in note 12, real estate mortgage loans in an amount approximating 133% of the outstanding principal balance of the borrowings.

Crestar Bank, a wholly owned subsidiary of Crestar, had a $6.5 million unused committed Federal Home Loan Bank letter of credit outstanding at December 31, 1997. The Parent's unused committed lines of credit totaled $30 million at December 31, 1997.

Crestar paid $604.9 million, $647.8 million and $621.7 million in interest on deposits and short-term borrowings in 1997, 1996 and 1995, respectively.

Notes to Consolidated Financial Statements
Crestar  Financial  Corporation And  Subsidiaries

(12) Long-Term Debt Long-term debt at December 31 included:

============================================================================================================
In thousands                                                                            1997          1996
Parent:
8 3/4% Subordinated notes due 2004                                                  $149,732      $149,693
8 1/4% Subordinated notes due 2002                                                   125,000       125,000
8 5/8% Subordinated notes due 1998                                                    49,997        49,987
------------------------------------------------------------------------------------------------------------
  Total Parent                                                                       324,729       324,680
4 - 8% Federal Home Loan Bank obligations payable through 2017                       284,270       310,225
7 7/8 - 111/4% Collateralized mortgage obligation bonds maturing through 2019         12,761        14,864
8 1/4% Mortgage indebtedness maturing through 2009                                     7,875         8,579
8 1/8 - 143/8% Capital lease obligations maturing through 2006                         1,748           988
Crestar Capital Trust I preferred stock                                              200,000       200,000
------------------------------------------------------------------------------------------------------------
  Total consolidated long-term debt                                                 $831,383      $859,336
============================================================================================================

Crestar Capital Trust I (the Trust) is a wholly-owned special purpose finance subsidiary of the Parent, operating in the form of a grantor trust. The Trust was created in 1996 solely to issue capital securities and remit the proceeds to Crestar. Crestar is the sole owner of the common stock securities of the Trust. On December 31, 1996, the Trust issued 200,000 shares of Preferred Stock capital securities (Trust Preferred Stock) with a stated value of $1,000 per share, and a fixed dividend yield of 8.16% of the stated value. The stated value of the Trust Preferred Stock is unconditionally guaranteed on a subordinated basis by the Parent. The securities have a mandatory redemption date of December 15, 2026, and are subject to varying call provisions at the option of Crestar beginning December 15, 2006. Through an inter-company lending transaction, proceeds received by the Trust from the sale of the securities were lent to the Parent for general corporate purposes.
   The Trust Preferred Stock is senior to Crestar's common stock in event of claims against Crestar, but is subordinate to all senior and subordinated debt securities. Crestar has the right to terminate the Trust upon the occurrence of certain events, including (a) dividend payments on the preferred stock securities are no longer deemed tax-deductible, or the Trust is taxed on the income received from the underlying inter-company debt agreement with the Parent, (b) the capital securities are no longer considered Tier 1 capital under Federal Reserve Bank guidelines, or (c) the Trust, through a change of law, is deemed to be an investment company under the Investment Company Act of 1940 and subject to that act's reporting requirements.
   Shares of the Trust Preferred Stock are capital securities which are distinct from the common stock or preferred stock of Crestar, and the dividends thereon are tax-deductible. Dividends accrued for payment by the Trust are classified as interest expense on long-term debt in the consolidated income statement of Crestar.

   Neither the 8 3/4% nor the 8 1/4% subordinated notes are redeemable prior to maturity. The 8 5/8% subordinated notes may not be exchanged or redeemed prior to maturity, except upon the occurrence of certain events relating to the federal income tax treatment of the notes to the Corporation. The 8 3/4%, 8 1/4% and 8 5/8% subordinated notes all qualify as Tier 2 capital for Federal bank regulatory purposes subject to applicable discounts for remaining time to maturity. Expenses relating to the issuance of the 8 3/4%, 8 1/4% and 8 5/8% notes are being amortized to maturity on a straight-line basis. Outstanding debt agreements at December 31, 1997 place restrictions upon the disposal of subsidiary common stock.

   Mortgage indebtedness consists of the debt relating to one pledged facility owned by Crestar Bank which had an aggregate carrying value of $9.7 million at December 31, 1997. Mortgage payments in 1997, including interest, were $1.4 million; payments in 1998 are expected to approximate the 1997 amount.
   The Corporation made payments of $62.1 million, $49.8 million and $48.2 million in interest on long-term debt in 1997, 1996 and 1995, respectively.
   The combined maturities of all long-term debt for the years 1998 through 2002 follow:
===========================================================================
In thousands           1998       1999       2000       2001       2002
Parent             $ 49,997        $ -        $ -        $ -   $125,000
Consolidated        137,935     67,196     62,422     19,019    153,314
===========================================================================

(13) Regulatory Requirements And Restrictions
The Corporation's bank affiliate is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the bank affiliate must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The bank affiliate's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.
   Quantitative measures established by regulation to ensure capital adequacy require the bank affiliate to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1997, that the bank affiliate meets all capital adequacy requirements to which it is subject. As of December 31, 1997, the most recent notification from the Federal Reserve Bank categorized the bank affiliate as "well capitalized". There are no conditions or events since that notification that management believes have changed the institution's category.
   The bank affiliate's actual regulatory capital amounts and ratios are set forth below:

============================================================================================================
In millions                                                          Minimum               To Be Well
                                                                  Requirements          Capitalized Under
                                                                   For Capital             Regulatory
                                              Actual            Adequacy Purposes          Provisions
                                         -----------------      -------------------     --------------------
                                           Amount    Ratio        Amount     Ratio      Amount      Ratio
As of December 31, 1997:                        $        %             $         %            $         %
  Total Capital (to Risk Weighted Assets):
    Consolidated                            2,574     12.5         1,646       8.0        2,058      10.0
    Crestar Bank                            2,028     10.0         1,615       8.0        2,019      10.0
  Tier 1 Capital (to Risk Weighted Assets):
    Consolidated                            2,068     10.1           823       4.0        1,235       6.0
    Crestar Bank                            1,523      7.5           808       4.0        1,211       6.0
  Tier 1 Capital (to Average Assets):
    Consolidated                            2,068      9.2           899       4.0        1,124       5.0
    Crestar Bank                            1,523      7.0           873       4.0        1,092       5.0

As of December 31, 1996:
  Total Capital (to Risk Weighted Assets):
    Consolidated                            2,326     13.4         1,389       8.0        1,736      10.0
    Crestar Bank(1)                         1,965     11.3         1,391       8.0        1,739      10.0
  Tier 1 Capital (to Risk Weighted Assets):
    Consolidated                            1,827     10.5           694       4.0        1,042       6.0
    Crestar Bank(1)                         1,464      8.4           696       4.0        1,043       6.0
  Tier 1 Capital (to Average Assets):
    Consolidated                            1,827      8.4           868       4.0        1,085       5.0
    Crestar Bank(1)                         1,464      6.8           855       4.0        1,069       5.0
============================================================================================================

(1) During 1997, two bank affiliates of Crestar, Citizens Bank of Maryland and Citizens Bank of Washington, N.A., which were acquired by Crestar in its December 31, 1996 merger with Citizens Bancorp, were merged into Crestar Bank. All data as of December 31, 1996 for Crestar Bank reflects the pro forma balances of the two banking affiliates (Citizens Bank of Maryland and Citizens Bank of Washington, N.A.) as if the mergers into Crestar Bank had taken place on December 31, 1996. Each individual affiliate was "well capitalized" as of year-end 1996 under the applicable regulatory guidelines.

Notes  To Consolidated Financial Statements
Crestar Financial Corporation And Subsidiaries

Under the current supervisory practices of the Bank subsidiary's regulatory agencies, prior approval from those agencies is required if cash dividends declared in any given year exceed net income for that year plus retained earnings of the two preceding years. The amount of dividends available to the Parent from the Bank subsidiary at January 1, 1998, without prior approval, was approximately $279.1 million. Cash dividends paid by the Bank subsidiary to the Parent in 1997, 1996 and 1995 were $105.6 million, $144.7 million and $89.1 million, respectively.
   Section 23A of the Federal Reserve Act imposes limitations on the amount of credit that may be extended to the Parent by the Bank subsidiary. Generally, up to 10% of the Bank subsidiary's total risk-based capital and excess allowance for loan losses may be loaned by the bank subsidiary to the Parent. As of December 31, 1997, $206 million of credit was available to the Parent under this limitation, although no Section 23A extensions of credit were outstanding.
   For the reserve maintenance period in effect at December 31, 1997 and 1996, the Bank subsidiary was required to maintain an average daily balance totaling approximately $219.7 million and $289.5 million, respectively, with the Federal Reserve Bank. The average amount of reserve balances for the year ended December 31, 1997 totaled approximately $335.4 million.
   As of January 1, 1997, aggregate loans to directors and executive officers and their associates were $37.3 million. Additions and repayments totaled $16.7 million and $519,000, respectively, during 1997 and the balance was $20.7 million at year end. A net reduction of $32.8 million in 1997 resulted from changes in executive officer and director status. These loans were made in the ordinary course of business and were arms-length in terms of credit risk, interest rates and collateral requirements prevailing at the time for comparable transactions. These loans do not represent more than a normal credit risk. None of these loans were nonaccrual, past due or restructured at December 31, 1997.

(14) Pension Plans
Substantially    all   employees   are   participants   in   the   Corporation's
noncontributory defined benefit pension plans. Benefits under the plans are based on length of service and a percentage of qualifying compensation during the final years of employment. The Corporation's funding policy is to contribute annually the maximum amount that can be contributed for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.
   A summary of the plans' funded status and amounts recognized in the Corporation's consolidated balance sheets at December 31, 1997 and 1996 based on a measurement date of September 30 for each year, follows.

============================================================================================================

In thousands                                                                            1997          1996
Accumulated benefit obligations:
    Vested                                                                          $171,870      $125,637
    Nonvested                                                                          7,904         3,330
------------------------------------------------------------------------------------------------------------
  Total accumulated benefit obligations                                              179,774       128,967
============================================================================================================
Projected benefit obligations for service rendered to date                          (237,957)     (177,634)
Plan assets at fair value, primarily listed stocks and
  U.S. Treasury and agency obligations                                               207,012       169,862
------------------------------------------------------------------------------------------------------------
Plan assets less than projected benefit
  obligations                                                                        (30,945)       (7,772)
Unrecognized net gain from past experience different
  from that assumed and effects of changes in assumptions                             (3,548)       (4,407)
Unrecognized prior service costs                                                      24,570         9,734
Unrecognized net obligations being amortized
  over approximately 15 years                                                         (1,872)       (1,965)
------------------------------------------------------------------------------------------------------------
Accrued pension expense                                                            $ (11,795)     $ (4,410)
============================================================================================================

Net periodic pension expense included the following components in 1997, 1996 and 1995:


============================================================================================================
In thousands                                                              1997          1996          1995
Service cost - benefits earned during the year                         $ 9,609       $ 8,601       $ 7,258
Interest expense on projected benefit obligations                       14,094        11,507        11,727
Effect of actual return on plan assets                                 (40,982)      (24,289)       (3,137)
Net amortization and deferral                                           27,155        12,985       (10,508)
------------------------------------------------------------------------------------------------------------
Net periodic pension expense                                           $ 9,876       $ 8,804       $ 5,340
============================================================================================================

During 1995, Crestar purchased annuities to settle pension obligations for selected retirees of the Corporation. As a result, the projected benefit obligation was reduced by $18.9 million in 1995, and a pre-tax gain of $4.3 million was recognized as noninterest income.
   Assumptions used in the valuation of the defined benefit pension plans and the determination of the actuarial present value of the project benefit obligation for 1997 were a weighted average discount rate of 7.5%, an expected long-term rate of return of 9.25%, and an assumed 4.75% rate of increase in future compensation.
   The Citizens and Loyola plans were each valued separately for periods prior to their merger with Crestar, and each plan independently determined its assumptions. The aggregate disclosures for 1996 and 1995, therefore, reflect the following weighted average assumptions used in determining the actuarial present value of the projected benefit obligations:

============================================================================================================
                                                                 Crestar           Citizens        Loyola
                                                               -------------     -------------     -------

                                                               1996     1995     1996     1995        1995
Weighted average discount rate                                 7.75%    7.75%    7.75%    7.00%       7.75%
Expected long-term rate of return                              9.25     9.25     8.00     8.00        9.25
Rate of increase in future compensation                        4.75     4.75     4.75     5.00        4.75
============================================================================================================

Notes To Consolidated Financial Statements
Crestar Financial Corporation And Subsidiaries


(15) Stock Compensation Plans
The Corporation applies Accounting Principles Board (APB) Opinion 25 and related interpretations in accounting for stock-based compensation plans. Accordingly, no compensation cost has been recognized for its fixed stock options. Had compensation cost for the Corporation's fixed stock options been determined based on the fair value at the grant dates, consistent with the alternative method of Financial Accounting Standards No. 123 (SFAS 123), the Corporation's net income and diluted earnings per common share would have been reduced to the pro forma amounts indicated below. In accordance with the transition provisions of SFAS 123, the pro forma amounts reflect fixed stock options with grant dates subsequent to January 1, 1995.

============================================================================================================
In thousands except per share data                                       1997          1996           1995
Net income                               As reported                 $309,808      $218,271       $215,887
                                         Pro forma                    305,767       215,219        213,601
Earnings per common share-diluted        As reported                     2.77          1.95           1.92
                                         Pro forma                       2.73          1.92           1.90
============================================================================================================

Under the 1993 Stock Incentive Plan, the Corporation may grant incentive and non-qualified stock options, stock appreciation rights (SARs), financial performance-related stock awards and outright awards of stock to any employee. The Corporation may grant a maximum of 4.0 million shares under the 1993 Stock Incentive Plan; stock awards, including the settlement of performance awards, are limited to a maximum of 1.4 million shares. Under the 1981 Stock Option Plan, 727,259 previously granted incentive and non-qualified stock options were outstanding at December 31, 1997. No future options are available for grant under this plan. Under both plans, the exercise price of each fixed stock option equals the market price of the Corporation's stock on the date of grant. An option's maximum term is 10 years. Options vest one year from date of grant.
   For the purpose of computing the pro forma amounts indicated above, the fair value of each option on the date of grant is estimated using the Black-Scholes option-pricing model with the following assumptions used for Crestar's grants in 1997, 1996 and 1995: dividend yields of 2.9% to 4.2%; expected volatility of 29%, 30% and 27%, respectively; risk-free interest rates of 5.3% to 7.7%; and an expected option life of 3.8 years. Citizens used the following assumptions for grants in 1996 and 1995: dividend yields of 3.8% to 4.2%; expected volatility of 25% and 26%, respectively; a risk-free interest rate of 6.6%; and an expected option life of 4.8 years.
   The weighted-average fair value of each option granted by Crestar during 1997, 1996 and 1995 was $9.00, $5.95 and $4.18, respectively. The weighted-average fair value of each option granted by Citizens during 1996 and 1995 was $4.54 and $4.09, respectively. A summary of the status of the Corporation's fixed stock option plans as of December 31 and changes during the years ending on those dates is presented below:

=============================================================================================================
                                            1997                     1996                     1995
                                   --------------------     ----------------------      ---------------------
                                               Weighted-                Weighted-                Weighted-
                                                 Average                  Average                  Average
                                                Exercise                 Exercise                 Exercise
                                       Options     Price        Options     Price        Options     Price
Outstanding, Jan. 1                  3,594,558       $17      4,672,427       $12      4,365,879       $11
Granted                                752,956        34        706,630        26        811,014        18
Exercised                           (1,210,580)       15    (1,779,490)         9      (495,222)        10
Forfeited                              (16,460)       25        (5,009)        18        (9,244)        13
                                    -----------             -----------                ---------

Outstanding, Dec. 31                 3,120,474        22      3,594,558        17      4,672,427        12
                                    ===========             ===========                =========
Options exercisable at year-end      2,519,198                2,814,769                3,805,648
===============================================================================================================

The  following   table   summarizes   information   about  fixed  stock  options
outstanding:

================================================================================================================
As of December 31, 1997                       Options Outstanding
                                ----------------------------------------
                                                                                   Options Exercisable
                                                     Weighted-                -------------------------------
                                                       Average      Weighted-                    Weighted-
                                                     Remaining        Average                      Average
Range of                                Number     Contractual       Exercise          Number     Exercise
Exercise Prices                    Outstanding            Life          Price     Exercisable        Price
$3.33 to 14.60                         712,609             3.5 years      $11         712,609          $11
15.87 to 19.78                         715,504             7.1             18         715,504           18
20.19 to 27.00                         587,491             6.1             22         587,491           22
27.06 to 35.78                         504,294             8.1             27         503,594           27
35.78 to 52.91                         600,576             9.1             37               -            -
                                     -----------                                    ---------
$3.33 to 52.91                       3,120,474             6.6             22       2,519,198           19
================================================================================================================

The Value Share Program was established under the 1993 Stock Incentive Plan to provide senior managers with an opportunity for reward based on the Corporation's long-term performance. During 1997, the Corporation granted 214,300 value shares when Crestar's stock price was $37 per share, and 121,650 value shares when Crestar's stock price was $56 per share. The grant of 214,300 value shares is payable in fifty percent stock and fifty percent cash; the grant of 121,650 value shares is payable entirely in stock. The percentage of value share awards earned is based on Crestar's attainment of certain strategic goals over a performance cycle. The performance cycle is two to three years; value shares may be earned earlier if certain strategic goals are met. There were no new value share awards granted in 1996 and 1995. During 1997, 96,450 value shares granted prior to 1995 were paid in an award of $1.7 million cash and 48,154 common shares when Crestar's stock price was $35 per share. In conjunction with this award, 75,476 non-qualified stock options were granted.
   During  1997,  1996  and1995,  common  shares of 25,748,  51,602 and  20,852, respectively, related to performance awards granted prior to 1995 were issued when Crestar's stock price was $37, $29 and $22 per share, respectively. Other outright awards of stock were not material in the years presented.
   During 1995, the Corporation granted 30,000 performance shares, subject only to a three year vesting requirement, to the Chairman and Chief Executive Officer when the stock price was $28 per share. These performance shares are not issued and have no voting rights, but do receive dividend equivalents which are converted to additional shares.
   The Corporation recognized compensation expense for performance and value shares, including awards granted in years prior to 1995, of $1.4, $3.3 and $1.3 million in 1997, 1996 and 1995, respectively.
   Under the Directors' Equity Program, each non-employee director is eligible to receive equity awards covering a five-year cycle. Equity awards are not issued and have no voting rights; equity awards do receive dividend equivalents which are converted to additional shares. Equity awards vest over the five-year cycle in 20 percent increments based on the participant's total years of board service, including years prior to 1996. Equity awards granted in 1996 totaled 20,400 shares, each granted when the stock price was $30 per share. There were no material directors' equity awards or distributions in 1997. Compensation expense recognized in 1996 related to directors' equity awards totaled $600,000. Directors' may also defer annual retainers which may be payable in stock at the election of the director; such amounts were not material in the years presented.

Notes To Consolidated Financial Statements
Crestar Financial Corporation And Subsidiaries

(16) Other Employee Benefit Plans

 The Corporation provides postretirement life and contributory health insurance benefit plans for eligible retirees. The cost of such benefits are accrued in a manner similar to pension costs. The projected status of Crestar's postretirement life and contributory health insurance benefit plans for eligible retirees as of December 31 follow:

===========================================================================================================
In thousands                                                                            1997          1996
Accumulated postretirement benefit obligations (other than pensions):
  Retirees                                                                           $48,236       $47,104
  Eligible active plan participants                                                    7,094         6,320
  Ineligible active participants                                                      10,820        11,613
-----------------------------------------------------------------------------------------------------------
    Total                                                                             66,150        65,037
  Unrecognized net loss from past experience different from that assumed
    and effects of changes in assumptions                                            (26,417)      (19,333)
  Unrecognized transition obligation to be recognized over 20 years                  (22,099)      (29,773)
-----------------------------------------------------------------------------------------------------------
  Accrued postretirement benefit expense                                             $17,634       $15,931
===========================================================================================================
Postretirement benefit expense for the years ended December 31 included:
===========================================================================================================
In thousands                                                              1997          1996          1995
Service cost                                                            $1,057        $1,039         $ 870
Interest cost                                                            4,538         3,847         4,026
Net amortization and deferral                                            2,668         2,343         2,132
-----------------------------------------------------------------------------------------------------------
  Net postretirement benefit expense                                    $8,263        $7,229        $7,028
===========================================================================================================

The weighted average annual assumed rate of increase in the per capita cost of covered benefits for health insurance is 7% for 1998 and is assumed to decrease to 6% in 1999 and remain at that level thereafter. Increasing the assumed health care trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation for the medical plan by approximately $5.3 million, and would increase the aggregate of the service and interest components of net postretirement benefit expense by approximately $403 thousand for 1997. The weighted average discount rate used in projecting the accumulated plan benefit obligation was 7.50% for 1997 and 7.75% for 1996; the average rate of annual compensation increase was 4.75% for both years.
   The Corporation maintains a grantor trust to pay certain employee benefits as they become due. Assets of the trust are restricted to use for applicable employee benefit plans, including deferred compensation and medical benefit plans. Such trust assets of $100 million and $91 million at December 31, 1997 and 1996, respectively, are included in the Corporation's total assets.
   The Corporation has thrift and profit-sharing plans covering substantially all full-time employees beginning January 1 after date of hire. During 1997, 1996 and 1995 the Corporation made matching contributions of 50 cents for every $1 of employee contributions to the thrift plan, up to 6 percent of base pay. Employer profit-sharing contributions are determined by applying a formula based on return on equity to covered compensation. Thrift and profit-sharing plan expenses totaled $17.6 million, $16.8 million and $16.0 million in 1997, 1996 and 1995, respectively.

(17) Other Income
Other income in the consolidated statements of income includes:

=============================================================================================================
In thousands                                                              1997          1996          1995
Automated teller machine fees                                         $ 25,945       $18,684       $17,856
Mortgage origination - net                                              19,632        12,212         2,753
Mortgage servicing - net                                                15,404        17,085        16,087
Trading account activities                                               5,058         3,833         3,515
Commissions on letters of credit                                         4,954         4,980         4,805
Gain on sale of mortgage servicing rights                               10,450         8,268        11,000
Gain (loss) on sale and disposal of branches
  and other properties - net                                             6,884       (22,380)       (2,317)
Gain on securitization of student loans                                  9,305             -             -
Gain on sale of merchant card processing                                17,325             -             -
Miscellaneous                                                           58,656        54,834-       49,396
-------------------------------------------------------------------------------------------------------------
  Total other income                                                  $173,613       $97,516      $103,095
=============================================================================================================

(18) Other Expense

Other expense in the consolidated statements of income includes:

============================================================================================================
In thousands                                                              1997          1996          1995
Communications                                                        $ 37,182      $ 38,572      $ 34,446
Outside data services                                                   26,717        28,883        26,112
Professional fees and services                                          26,061        30,692        22,620
Advertising and marketing                                               21,732        26,165        20,400
Amortization of purchased intangibles                                   17,147        16,673        15,416
Loan expense                                                            12,217        12,731         9,407
Stationery, printing and supplies                                       10,436        12,669        12,709
Transportation                                                           7,101         7,056         7,281
FDIC premiums - net                                                      2,684        41,174        24,812
Foreclosed properties (net recoveries)                                   3,097         6,872        (3,616)
Miscellaneous                                                           57,821        58,482        59,303
------------------------------------------------------------------------------------------------------------
  Total other expense                                                 $222,195      $279,969      $228,890
============================================================================================================

Notes To Consolidated Financial Statements
Crestar Financial Corporation And Subsidiaries

(19) Condensed Parent Information
The Parent's Condensed Balance Sheets at
December 31 were:

============================================================================================================
In thousands                                                                            1997          1996
Cash in banks                                                                       $ 48,831      $ 76,611
Securities available for sale                                                        125,505       123,747
Money market investments                                                             601,553       380,499
Notes receivable from subsidiaries                                                   185,000       336,369
Investments in wholly-owned subsidiaries:
  Bank subsidiaries                                                                1,761,401     1,662,418
  Non-bank subsidiaries                                                              173,609        15,974
Investment in Crestar Capital Trust I                                                  6,003         6,200
Other assets                                                                          33,309        61,380
------------------------------------------------------------------------------------------------------------
  Total Assets                                                                    $2,935,211    $2,663,198
============================================================================================================
Short-term borrowings from subsidiaries                                              $ 8,657      $ 50,051
Other short-term borrowings                                                          260,225       202,962
Other liabilities                                                                     75,637        99,795
Long-term note payable to subsidiary                                                 206,200       206,200
Other long-term debt                                                                 324,729       324,680
Total shareholders' equity                                                         2,059,763     1,779,510
------------------------------------------------------------------------------------------------------------
  Total Liabilities and Shareholders' Equity                                      $2,935,211    $2,663,198
============================================================================================================

The Parent's retained earnings were $1.2 billion and $1.0 billion at December 31, 1997 and 1996, respectively, and were primarily comprised of the undistributed earnings of its subsidiaries. The Parent's Condensed Statements of Income for each of the last three years ended December 31 were:

============================================================================================================
In thousands                                                              1997          1996          1995
Cash dividends from bank subsidiaries                                 $110,635      $144,721      $ 89,072
Interest from subsidiaries                                              28,094        21,261        21,011
Interest on securities available for sale                                5,051         4,346         2,896
Income on money market investments                                      15,553         6,472         8,631
Other income                                                               760         1,347         1,437
----------------------------------------------------------------------------------------------------------
 Total income                                                          160,093       178,147       123,047
----------------------------------------------------------------------------------------------------------
Interest on short-term borrowings                                       12,282         9,654         8,820
Interest on long-term note payable to subsidiary                        16,826             -             -
Interest on other long-term debt                                        27,800        27,800        27,800
Other expense                                                            1,487         2,341         6,521
----------------------------------------------------------------------------------------------------------
  Total expense                                                         58,395        39,795        43,141
----------------------------------------------------------------------------------------------------------
Income before income taxes and equity in undistributed
  net income of subsidiaries                                           101,698       138,352        79,906
Income tax benefit                                                      (4,961)       (3,697)       (4,068)
-----------------------------------------------------------------------------------------------------------
Income before equity in undistributed net income of subsidiaries       106,659       142,049        83,974
Equity in undistributed net income of subsidiaries                     203,149        76,222       131,913
-----------------------------------------------------------------------------------------------------------

Net Income                                                            $309,808       $218,271      $215,887
============================================================================================================

   The Parent's Condensed Statements of Cash Flows for each of the last three years ended December 31 were:

============================================================================================================
In thousands                                                                 1997         1996        1995
Operating Activities
Net income                                                               $309,808     $218,271    $215,887
Adjustments to reconcile net income to
  net cash provided by operating activities:
    Equity in undistributed net income of subsidiaries                   (203,149)     (76,222)   (131,913)
    Amortization and accretion, net                                           480          430         407
    Net decrease (increase) in accrued interest receivable, prepaid
      expenses and other assets                                            24,590      (38,154)     (1,010)
    Net increase in accrued interest payable,
      accrued expenses and other liabilities                                9,982        5,306       2,334
    Other, net                                                              2,255          918         531
------------------------------------------------------------------------------------------------------------
  Net cash provided by operating activities                               143,966      110,549      86,236
------------------------------------------------------------------------------------------------------------
Investing Activities
Proceeds from maturities of securities held to maturity                     3,367        6,402       1,347
Proceeds from maturities of securities available for sale                 758,088      724,989     487,734
Purchases of securities available for sale                               (759,800)    (733,381)   (518,995)
Net decrease (increase) money market investments                         (221,054)    (307,097)    105,126
Net decrease (increase) in notes receivable from subsidiaries                 342      (63,163)    (37,999)
Net decrease in investment in subsidiaries                                199,999      172,800      27,537
Net cash paid for acquisitions                                            (11,598)           -     (22,643)
Other, net                                                                  1,028          363         988
------------------------------------------------------------------------------------------------------------
  Net cash provided (used) by investing activities                        (29,628)    (199,087)     43,095
------------------------------------------------------------------------------------------------------------
Financing Activities
Net increase in short-term borrowings                                      15,869       63,912      20,864
Proceeds from advance from subsidiary                                           -      206,200           -
Cash dividends paid                                                      (130,671)     (98,660)    (87,031)
Common stock purchased and retired                                        (84,845)     (98,823)    (82,144)
Proceeds from the issuance of common stock                                 57,693       34,537      30,428
Other, net                                                                   (164)      (2,086)          -
------------------------------------------------------------------------------------------------------------

  Net cash provided (used) by financing activities                       (142,118)     105,080    (117,883)
------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                          (27,780)      16,542      11,448
Cash and cash equivalents at beginning of year                             76,611       60,069      48,621
------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                 $ 48,831     $ 76,611    $ 60,069
============================================================================================================
Cash and cash equivalents consists of cash in banks.



(20) Commitments, Contingencies
And Other Financial Instruments
   In the normal course of business, there are outstanding commitments, contingent liabilities and other financial instruments that are not reflected in the accompanying consolidated financial statements. These include commitments to extend credit, standby letters of credit, interest rate caps, floors and collars, swaps and forward contracts, which are some of the instruments used by Crestar to meet the financing needs of its customers and to manage its own interest rate risk. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. Any losses which may result from these transactions are not expected to have a material effect on the accompanying consolidated financial statements. Notional principal amounts often are used to express the volume of the transaction, but the amounts potentially subject to credit risk are much smaller. The contract or notional amount, the estimated fair value and the credit risk amount of each class of such instruments at December 31 was:

============================================================================================================
In thousands                                      1997                                  1996
                                ------------------------------------  -------------------------------------
                                 Estimated                              Estimated
                                Fair Value      Contract/              Fair Value  Contract/
                                     Asset       Notional  Credit risk      Asset   Notional   Credit risk
                               (Liability)         Amount       Amount (Liability)    Amount        Amount
Financial  instruments whose notional or contract amounts equaled maximum credit risk:
  Legally binding unfunded com-
    mitments to extend credit      $(2,817)   $10,071,337  $10,071,337   $(9,396) $ 8,148,955  $ 8,148,955
  Standby letters of credit              -        472,959      472,959         -      387,672      387,672
  Commercial and similar letters
    of credit                            -         54,559       54,559         -       97,510       97,510
  Recourse obligations                   -      1,677,298    1,677,298         -    1,633,445    1,633,445
------------------------------------------------------------------------------------------------------------
      Total                        $(2,817)   $12,276,153  $12,276,153   $(9,396) $10,267,582  $10,267,582
============================================================================================================
Financial instruments whose notional or contract amounts exceeded maximum credit risk:
  For interest rate risk management
    Interest rate swaps            $11,893     $1,675,000     $ 32,260   $(6,434)   $ 900,000     $ 20,597
    Interest rate caps               4,591      2,410,000       20,634    12,198    1,785,000       26,637
    Interest rate floors                 -              -            -     6,133    1,000,000       16,605
    Forward contracts               (4,684)     1,459,888            -       733      706,731            -
  As a financial intermediary
    Interest rate swaps                251         79,722        4,865       312       98,372        5,813
    Interest rate caps                   -         23,920            3         -       33,920           15
    Interest rate collars                -         10,000            9         -       26,000          395
------------------------------------------------------------------------------------------------------------

      Total                        $12,051     $5,658,530     $ 57,771   $12,942   $4,550,023     $ 70,062
============================================================================================================




Commitments to extend credit are legally binding agreements to lend to a customer which typically contain clauses that permit cancellation of the commitment in the event of credit deterioration of the borrower. Standby letters of credit are conditional commitments issued by Crestar to guarantee the performance of customers to a third party. Crestar receives a commitment fee for entering into such agreements.

The credit risk associated with commitments to extend credit and standby letters of credit is similar to direct lending; therefore, all of these items are subject to the Corporation's loan approval and review procedures and policies. Based upon management's credit evaluation of the customer, Crestar may require the customer to provide various types of collateral as security for the agreement, including balances on deposit, investment securities, real estate and inventory. The maximum credit risk associated with commitments to extend credit and standby letters of credit assumes that the counterparty defaults and the collateral proves to be worthless. The total contract amounts do not necessarily represent future cash requirements, since many of these items are expected to expire without being drawn upon.

A geographic concentration exists within Crestar's loan portfolio since most of Crestar's business activity is with customers located in Virginia, Maryland or Washington, DC. Based upon Standard Industrial Classification codes used for regulatory purposes, the Corporation had no aggregate loan concentration of 10% or more of total loans in any particular industry at December 31, 1997. However, under a broader view of the portfolio, Crestar had $1.8 billion in loans outstanding to real estate developers and investors at year-end 1997. These loans are diversified by geographic region within Crestar's market and by project type and are made in accordance with the Corporation's normal credit and underwriting guidelines and risk management policies.

The Corporation services mortgage loans other than those included in the accompanying consolidated financial statements and, in some cases, accepts a recourse liability on the serviced loans. Recourse obligations at December 31, 1997 included $112 million of contractual recourse liability accepted by

Crestar on mortgage  loan sales to the  Federal  National  Mortgage  Association
(FNMA) and Federal Home Loan Mortgage Corporation (FHLMC). For the period extending over the life of the loans, FNMA and FHLMC have the right to sell any loans which become delinquent back to Crestar. Crestar maintains an allowance (included in other liabilities in the consolidated balance sheet), which had a balance of $309,000 at December 31, 1997, based on estimates of future losses on this contractual recourse liability. Recourse obligations also included $119 million of contractual recourse liability accepted by Crestar on certain mortgage loan sales to private investors. For the period extending up to one year from origination, investors have the right to sell loans that meet certain delinquency criteria back to Crestar. The remaining notional balance of recourse obligations of $1.5 billion at December 31, 1997 results from the origination and acquisition by Crestar of mortgage servicing rights on Federal Housing Association and Veterans' Association loans, which are serviced under programs of the Government National Mortgage Association (GNMA). Approximately $1.0 billion of this notional balance was insured by agencies of the Federal government or private insurance companies at December 31, 1997.
   As a financial institution, Crestar entails interest rate risk as a provider of banking services to its customers. This risk can be managed through derivative interest rate contracts, such as interest rate swaps, caps and floors. Changes in the fair value of such derivatives are generally offset by changes in the fair value of the underlying hedged asset or liability. For interest rate risk management purposes, Crestar was using interest rate (fixed receive) swaps with notional balances of $1.4 billion and $250 million at December 31, 1997 to convert floating rate commercial and instalment loans, respectively, to fixed rates. Crestar was using purchased interest rate caps with notional balances of $1.75 billion and $200 million to hedge the market value of fixed rate securities available for sale and real estate income property loans, respectively, and $460 million to minimize interest rate risk associated with rising rates on floating rate money market deposits. Crestar also serves as a financial intermediary in interest rate swap, cap and collar agreements, providing interest rate risk management services to customers. As an intermediary, Crestar becomes a principal in the exchange of interest payments between parties and is exposed to loss should one party default. The Corporation performs normal credit review on each counterparty and minimizes its exposure by entering into offsetting positions or by using hedging techniques.
   The notional amount of these over-the-counter traded interest rate swaps, caps, floors and collars does not fully represent Crestar's credit and market exposure, which the Corporation believes is a combination of current replacement cost (any unrealized gain plus accrued receivable) of approximately $19.6 million, less collateral held of approximately $11.1 million, plus an amount for prospective market movement. Four counterparties constituted 17%, 16%, 11% and 10% of the estimated credit and market exposure of $57.8 million at December 31, 1997.
   Crestar also had forward agreements outstanding at December 31, 1997, which are primarily used to reduce the interest rate risk arising from changes in market rates from the time residential mortgage lending commitments are made until those commitments are funded.
   Crestar may, from time to time, enter into certain derivative contracts, such as purchased futures or options contracts, for trading purposes. Such contract amounts were not material in 1997 and 1996.
   The fair values of commitments to extend credit, standby letters of credit and commercial and similar letters of credit were estimated based on the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and creditworthiness of counterparties. Unfunded loan commitments are generally priced at market at the time of funding and are subject to certain credit standards. The fair values of forward agreements are estimated based on current settlement values. The fair values of interest rate swaps, caps and floors are estimated based on the amount the Corporation would receive or pay to terminate the contracts or agreements. Such amounts are determined using a valuation model which considers current market yields, counterparty credit risk and other relevant variables. The carrying value of interest rate swaps, caps, floors and forward contracts related to interest rate risk management activities was $20.3 million and $24.0 million at December 31, 1997 and 1996, respectively. The carrying value of such instruments includes any accrued interest receivable and/or payable balances, and unamortized premiums paid for interest rate caps and floors. The carrying value of other off-balance sheet financial instruments was not material at December 31, 1997 and 1996.
   Certain litigation is pending or threatened against Crestar. Management, in consultation with legal counsel, is of the opinion that there is no pending or threatened litigation that could, individually or in the aggregate, have a material impact on the Corporation's financial condition or financial statements beyond liabilities established for this purpose.

Notes To Consolidated Financial Statements
Crestar Financial Corporation And Subsidiaries

(21) Fair Value Of Financial Instruments
Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. As the majority of Crestar's financial instruments lack an available trading market, significant estimates, assumptions and present value calculations are required to determine estimated fair value.

Comparability among financial institutions is difficult due to the wide range of acceptable valuation techniques and the subjectivity of required assumptions. Crestar's remaining assets and liabilities, not considered financial instruments, have not been valued differently than customary, historical cost accounting, nor have lines of business been separately valued. Information regarding the estimated fair values of Crestar's financial instruments at December 31 follows:

===============================================================================================================
In thousands                                         Estimated Fair Value             Carrying Value
                                                     Assets (Liabilities)          Assets (Liabilities)
                                                     --------------------          ----------------------

                                                          1997           1996           1997          1996

Cash and due from banks                            $ 1,175,314    $ 1,105,036    $ 1,175,314   $ 1,105,036
Securities held to maturity                            631,491        966,750        626,716       967,510
Securities available for sale                        3,839,006      4,318,349      3,839,006     4,318,349
Money market investments                             1,431,790        745,672      1,431,790       745,672
Net loans, including loans held for sale            16,655,000     14,628,000     16,360,293    14,439,675
Other financial instrument assets                      404,756        321,744        404,756       321,744
Deposits with no stated maturities                 (11,246,043)   (10,887,219)   (11,246,043)  (10,887,219)
Deposits with stated maturities                     (5,121,000)    (4,765,000)    (5,123,209)   (4,783,991)
Short-term borrowings                               (4,789,045)    (4,116,051)    (4,789,045)   (4,116,051)
Long-term debt                                        (877,078)      (880,067)      (831,383)     (859,336)
Other financial instrument liabilities                (783,480)      (425,188)      (783,480)     (425,188)
Off-balance sheet financial instruments - net            9,234          3,546              -             -
===============================================================================================================

   The carrying amounts in the table are included in the consolidated balance sheets under the indicated captions, except for off-balance sheet financial instruments which are discussed in note 20. The carrying value of cash and due from bank balances and money market investments approximates fair value. Financial instruments actively traded in a secondary market, such as securities, were valued using available quoted market prices.
   The Corporation's loan portfolio was valued based on estimated future cash flows, discounted at various rates. The discount rates used were commensurate with rates paid on U.S. Treasury securities with various maturity dates, adjusted for noninterest operating costs, anticipated credit losses and prepayment risk. The estimated fair value of the loan portfolio excludes the intangible value attributable to account relationships, including bank card, home equity line or similar revolving line of credit arrangements.
   Other financial instrument assets consist primarily of customers' liability on acceptances and accrued interest receivable, for which carrying amount approximates fair value.
   The carrying value of demand deposits, interest checking deposits, money market deposit accounts and regular savings deposits is defined by SFAS 107 to approximate fair value. Deposits with stated maturities were valued based on estimated future cash flows, discounted at various rates. The discount rates used were commensurate with rates paid on U.S. Treasury securities, adjusted for factors such as operating expenses and prepayment risk. The estimated fair value of deposits excludes the intangible value attributable to long-term relationships with depositors.
   The carrying value of short-term borrowings approximates fair value. Long-term debt was valued based on interest rates currently available to Crestar for debt with similar terms and remaining maturities. Other financial instrument liabilities consist primarily of liability on acceptances, interest payable on deposits and balances due upon settlement of securities purchases, for which carrying value approximates fair value.

(22) Quarterly Financial Results (Unaudited) Consolidated quarterly results of operations for the years ended December 31 were:

=============================================================================================================
Dollars in thousands, except per share data               First          Second         Third        Fourth
1997                                                    Quarter         Quarter       Quarter(1)    Quarter(2)
Income from earning assets                             $388,791       $385,614      $391,737      $409,442
Net interest income                                     219,660        218,309       217,138       221,191
Provision for loan losses                                29,698         36,000        19,099        23,300
Securities gains (losses)                                 4,064            (91)          124         1,231
Other noninterest income                                 99,403        111,107        95,985       109,616
Net credit and noninterest income                       293,429        293,325       294,148       308,738
Noninterest expense                                     180,005        179,010       173,231       182,011
Income before income taxes                              113,424        114,315       120,917       126,727
Net Income                                               71,780         75,790        79,543        82,695
-------------------------------------------------------------------------------------------------------------

Basic:
  Earnings per share                                      $ .65          $ .69         $ .71         $ .75
  Average shares outstanding (000s)                     110,290        110,496       110,760       110,916
Diluted:
  Earnings per share                                      $ .64          $ .68         $ .71         $ .74
  Average shares outstanding (000s)                     111,579        111,602       112,069       112,423
Dividends paid per common share                           $ .27          $ .29         $ .29         $ .29
-------------------------------------------------------------------------------------------------------------
1996
Income from earning assets                             $385,826       $392,900      $388,868      $395,785
Net interest income                                     211,653        218,623       215,566       220,468
Provision for loan losses                                22,230         24,430        25,100        24,130
Securities gains                                          2,373            270            96           654
Other noninterest income                                 85,178         91,320        80,221        73,073
Net credit and noninterest income                       276,974        285,783       270,783       270,065
Noninterest expense                                     175,118        180,729       212,039       212,460
Income before income taxes                              101,856        105,054        58,744        57,605
Net Income                                               65,111         66,876        48,118        38,166
-------------------------------------------------------------------------------------------------------------
Basic:
  Earnings per share                                      $ .59          $ .60         $ .44         $ .34
  Average shares outstanding (000s)                     111,116        111,002       110,150       109,981
Diluted:
  Earnings per share                                      $ .58          $ .60         $ .43         $ .34
  Average shares outstanding (000s)                     112,405        111,923       111,101       111,447
Dividends paid per common share                          $ .225          $ .26         $ .26         $ .26
==============================================================================================================

(1) During the third quarter of 1996 Crestar recorded a one-time after-tax charge of $21.5 million, or $.19 per share, associated with congressional legislation regarding the recapitalization of the Savings Association Insurance Fund. Also in the third quarter of 1996, a nonrecurring tax benefit of $10.6 million, or $.09 per share, was recorded in connection with the repeal of thrift bad debt tax legislation.

(2) During the fourth quarter of 1996, nonrecurring after-tax merger costs totaling $32.5 million, or $.29 per share, were recorded as part of the pooling-of-interests merger with Citizens Bancorp.

Crestar Financial Corporation


The Board Of Directors And Shareholders
We have audited the accompanying consolidated balance sheets of Crestar Financial Corporation and subsidiaries (the Corporation) as of December 31, 1997 and 1996 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of Citizens Bancorp (Citizens), which was acquired during 1996 in a transaction accounted for as a pooling of interests, as discussed in note 2. Such statements are included in the consolidated financial statements of the Corporation and reflect total assets constituting 18% at December 31, 1996, and total income from earning assets constituting 18% in 1996 and 1995 of the related consolidated totals. Those statements were audited by other auditors whose report, dated January 16, 1997 expressed an unqualified opinion thereon. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Citizens, is based solely on the report of the other auditors.
   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.
   In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crestar Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.


/s/ KPMG PEAT MARWICK LLP

Richmond, Virginia
January 14, 1998